UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000 Houston, Texas	77024
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 5, 2016, Forum Energy Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named on Schedule 2 thereto (the “Selling Stockholders”) and Goldman, Sachs & Co. and Wells Fargo Securities, LLC (the “Underwriters”), relating to the sale (the “Offering”) by the Company and the Selling Stockholders to the Underwriters of an aggregate of 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 3,500,000 shares of Common Stock of which were offered by the Company and 3,500,000 shares of Common Stock of which were offered by the Selling Stockholders, at a price to the public of $21.50 per share. Pursuant to the Underwriting Agreement, the Underwriters were granted an option (the “Underwriters’ Option”) for a period of 30 days to purchase from the Company and certain of the Selling Stockholders up to an additional 1,050,000 shares of Common Stock in the aggregate, 525,000 shares of Common Stock of which were offered by the Company and 525,000 shares of Common Stock of which were offered by such Selling Stockholders, at the same price per share, to cover over-allotments, if any. On December 6, 2016, the Underwriters exercised the Underwriters’ Option in full.

The material terms of the Offering are described in the prospectus supplement dated December 5, 2016 (the “Prospectus Supplement”) and base prospectus dated August 23, 2016 as filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on December 7, 2016. The Offering is registered with the SEC pursuant to an effective registration statement on Form S-3 (File No. 333-213266) filed by the Company under the Securities Act with the SEC on August 23, 2016.

In the Underwriting Agreement, the Company and the Selling Stockholders each agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on December 8, 2016, subject to customary closing conditions. The Company expects to receive proceeds (net of underwriting discounts and estimated offering expenses) from the Offering of approximately $84.9 million. As described in the Prospectus Supplement, the Company intends to use the net proceeds from the Offering for acquisitions and general corporate purposes. The Company will not receive any of the proceeds received by the Selling Stockholders. Upon completion of the Offering, the Selling Stockholders will own approximately 25.4% of the Company’s outstanding common stock.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 5, 2016, by and among Forum Energy Technologies, Inc., the selling stockholders listed on Schedule 2 thereto and Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

5.1	Legal Opinion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: December 8, 2016

	By:	/s/ James L. McCulloch
James L. McCulloch
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 5, 2016, by and among Forum Energy Technologies, Inc., the selling stockholders listed on Schedule 2 thereto and Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

5.1	Legal Opinion